AMENDMENT TO OMNIBUS AGREEMENT

This AMENDMENT TO OMNIBUS AGREEMENT (this “Amendment”), dated as of June 29, 2009, is made by and among Navios Maritime Holdings Inc., a Marshall Islands corporation (“Navios Maritime”), Navios GP L.L.C., a Marshall Islands limited liability company (the “General Partner”), Navios Maritime Operating L.L.C., a Marshall Islands limited liability company (the “OLLC”), and Navios Maritime Partners L.P., a Marshall Islands limited partnership (the “MLP”, and together with Navios Maritime, the General Partner and the OLLC, the “Parties”) and amends the Omnibus Agreement (the “Agreement”) entered into among the Parties on November 16, 2007. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given them in the Agreement.

WITNESSETH:

WHEREAS, the Agreement provide that the terms thereof may be amended only pursuant to a written instrument executed by the Parties; and

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.         Section 2.1 shall be amended to add a second paragraph as follows:

“Notwithstanding the prohibition in this Section 2.1, such prohibition on each of the Navios Maritime Entities shall not be effective from June 29, 2009 until June 29, 2011; provided, however, such prohibition on each of the Navios Maritime Entities shall remain in effect for Panamax Drybulk Carriers or Capesize Drybulk Carriers that are owned as of the date of this Amendment that become subject to a Qualifying Contract.”

2.         Section 2.2(b) shall be amended  to add the following at the end of the only sentence of that Section 2.2(b):

“or if such Panamax Carrier Asset or Capesize Carrier Asset was acquired during the period from June 29, 2009 until June 29, 2011.”

3.         Following Section 5.1(b), new Section 5.1(c) shall be added to the Agreement in its entirety:

“(c) Notwithstanding the right of first offer the Navios Maritime Entities granted to the MLP pursuant to the second sentence of Section 5.1(a), such right of first offer granted to the MLP shall not be effective from June 29, 2009 until June 29, 2011; provided, however, such right of first offer shall remain in effect for Panamax Drybulk Carriers or Capesize Drybulk Carriers that are owned as of the date of this Amendment that become subject to a Qualifying Contract.”

3.         Full Force and Effect.  Except as modified by this Amendment, all other terms and conditions in the Agreement shall remain in full force and effect.

4.         Effect.  Unless the context otherwise requires, the Agreement, as amended, and this Amendment shall be read together and shall have effect as if the provisions of the Agreement, as amended, and this Amendment were contained in one agreement.  After the effective date of this Amendment, all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Agreement shall mean the Agreement, as amended, as further modified by this Amendment.

5.         Counterparts.  This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.

[Remainder of page intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

NAVIOS MARITIME HOLDINGS INC.

by	/s/ George Achniotis
Name: George Achniotis
Title: Chief Financial Officer

NAVIOS GP L.L.C.

by	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Secretary

NAVIOS MARITIME OPERATING L.L.C.

by:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Secretary

NAVIOS MARITIME PARTNERS L.P.

by	/s/ Michael McClure
Name: Michael McClure
Title: Chief Financial Officer

[Signature Page - Amendment to Omnibus Agreement]